UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : December 29, 2019

MAXAR TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38228	83-2809420
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 W. 120th Avenue, Westminster, Colorado	80234
(Address of principal executive offices)	(Zip Code)

303-684-2207

(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, at $0.0001 par value	MAXR	New York Stock Exchange Toronto Stock Exchange
Series A Junior Participating Preferred Stock, at $0.01 par value	—	—

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2019, Maxar Technologies Inc. (“Maxar” or the “Company”) announced that Maxar, Maxar Technologies Holdings Inc., a Delaware corporation and wholly-owned subsidiary of Maxar (“Maxar Holdings” and, together with Maxar, the “Sellers”), and Neptune Acquisition Inc., a corporation existing under the laws of the Province of British Columbia and an affiliate of Northern Private Capital Ltd. (“Purchaser”) entered into a Stock Purchase Agreement, dated as of December 29, 2019 (the “Agreement”), that provides for, among other things, Purchaser to purchase the MDA business from the Sellers for an aggregate purchase price of approximately CAD$1.0 billion (the “Transaction”), subject to customary purchase price adjustments for working capital, cash and debt, and as otherwise described below. Pursuant to the Agreement, Purchaser will acquire all of the outstanding shares in the entities that operate Maxar’s MDA business. For the purposes of this Current Report on Form 8-K, all references to “$” shall mean Canadian Dollars.

The closing of the Transaction is conditioned on customary closing conditions and on specified regulatory approvals, including review by the Committee on Foreign Investment in the United States, Hart-Scott-Rodino review by the U.S. Department of Justice and the U.S. Federal Trade Commission, and Canadian government reviews under the Radiocommunication Act and the Competition Act. The closing of the Transaction is not subject to a financing condition.

The Agreement contains specified termination rights for each of Maxar and Purchaser, including, among others, if the consummation of the Transaction has not occurred by June 29, 2020, subject to extension to September 29, 2020 for the purpose of obtaining regulatory approvals in the U.S. and Canada and appealing any injunctions preventing the consummation of the Transaction. Additionally, Maxar may terminate the Agreement if all of the conditions to closing of the Transaction (other than those conditions that by their terms are to be satisfied at closing) have been satisfied or waived, Maxar has confirmed in writing to Purchaser that Sellers stand ready, willing and able to consummate the Transaction and Purchaser fails to consummate the Transaction within two business days of receipt of such notice from Maxar.

The Agreement contains a negative purchase price adjustment of up to CAD$65.0 million for a complete loss or failure of RADARSAT-2, such that it cannot be used for the intended commercial purposes of Maxar.

The Agreement provides that Purchaser will be required to pay Maxar a reverse termination fee (the “Termination Fee”) of CAD$55.0 million under specified circumstances, including, among others, where the Agreement is terminated because (i) Purchaser has materially breached its representations and warranties or Purchaser fails to perform its covenants in all material respects, subject to a cure period, or (ii) all of the conditions to closing of the Transaction (other than those conditions that by their terms are to be satisfied at closing) have been satisfied or waived, Maxar has confirmed in writing to Purchaser that Sellers stand ready, willing and able to consummate the Transaction and Purchaser fails to consummate the closing (including for a failure of Purchaser’s debt financing) within two business days of receipt of the notice from Maxar.

Concurrently with the execution of the Agreement, Purchaser and the other members of the equity investor consortium have delivered to Sellers equity commitment letters, and an affiliate of Purchaser has entered into a limited recourse guaranty in favor of Sellers, as a condition and inducement to Sellers’ willingness to enter the Agreement.

The foregoing description of the Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated by reference herein.

The Agreement has been included in this report to provide investors with information regarding its terms and conditions. It is not intended to provide any other factual information about Purchaser or Sellers or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Purchaser and Sellers or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01	Other Events.

On December 30, 2019, the Company issued a press release announcing entry into the Agreement. The press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this news announcement that are not historical facts, including statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meanings. These statements are based on the Maxar’s current expectations and beliefs and various assumptions. There can be no assurance that Maxar will realize these expectations or that these beliefs will prove correct. Numerous factors, many of which are beyond Maxar’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These risks and uncertainties include, but are not limited to, the possibility that expected benefits associated with the proposed Transaction may not be realized as expected, or at all; the proposed Transaction not being timely completed, if completed at all, including risks relating to the timing, receipt and terms and conditions of any required governmental or regulatory approvals for the proposed Transaction; prior to the completion of the proposed Transaction, Maxar experiencing disruptions due to Transaction-related uncertainty or other factors making it more difficult to establish or maintain relationships with employees, suppliers, customers and other business partners or governmental entities; the failure to realize the expected benefits from Maxar’s business process initiatives, including its strategic digitization initiative; the risks, challenges and uncertainties associated with the Maxar’s capital management plan, expense reduction initiatives and other action which may include acquisitions, divestitures or restructurings; uncertainties surrounding domestic and global economic conditions; and other factors included in Maxar's continuous disclosure materials filed from time to time with U.S. securities and Canadian regulatory authorities, which are available online under Maxar's EDGAR profile at www.sec.gov, under the Company's SEDAR profile at www.sedar.com or on the Company's website at www.maxar.com.

The forward-looking statements contained in this release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this presentation or other specified date and speak only as of such date. Maxar disclaims any intention or obligation to update or revise any forward-looking statements in this presentation as a result of new information or future events, except as may be required under applicable securities legislation.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of December 29, 2019, by and among Maxar Technologies Inc., Maxar Technologies Holdings Inc., and Neptune Acquisition Inc.*
99.1	Press Release, dated December 30, 2019
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

* Pursuant to Item 601 (b)(2) of Regulation S-K, the schedules and attachments have been omitted and will be furnished to the SEC supplementally upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2019	Maxar Technologies Inc.

	By:	/s/ James C. Lee
Name: James C. Lee
Title: Senior Vice President, General Counsel and Corporate Secretary